[Kramer Levin Naftalis & Frankel LLP]

[  ], 2018

MGT Capital Investments, Inc.

512 S. Mangum Street, Suite 408

Durham, NC 27701

Ladies and Gentlemen:

We have acted as counsel to MGT Capital Investments, Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing of a shelf Registration Statement on Form S-3 (as it may be amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) with respect to the registration under the Securities Act of 1933, as amended, of up to $[XXXX] aggregate public offering price of (i) shares of common stock of the Registrant, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of the Registrant, par value $0.001 per share (the “Preferred Stock”), (iii) debt securities, which may be issued pursuant to an indenture (the “Indenture”), as amended or supplemented from time to time, between the Registrant and the trustee named in the Indenture (the “Debt Securities”), (iv) rights to purchase securities of the Registrant (“Rights”), which may be issued pursuant to one or more rights agreements (each, a “Rights Agreement”), (v) warrants to purchase securities of the Registrant (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), and (vi) units issued by the Registrant comprised of any of the foregoing (the “Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Rights, the Warrants and the Units are herein collectively called the “Securities.”

In rendering this opinion, we have reviewed copies of the following documents:

1.	the Registration Statement;

2.	the certificate of incorporation and the by-laws of the Registrant;

3.	the form of Indenture attached as an exhibit to the Registration Statement;

4.	The At-The-Market Offering Agreement between MGT Capital Investments, Inc. and Ascendiant Capital Markets, LLC, dated April [__], 2018; and

5.	resolutions of the Board of Directors of the Registrant.

We have also reviewed such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Registrant, public officials and others. We have not independently verified the facts so relied on.

MGT Capital Investments, Inc.

[  ], 2018

Based on and subject to the foregoing and assuming that (i) the Registration Statement, including any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Registrant has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Registrant and the other party or parties thereto, (vi) any securities issuable upon conversion, exercise or exchange of, or to be purchased or sold pursuant to, any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, and (vii) the Indenture and each supplemental indenture, Rights Agreement, Warrant Agreement, and Unit Agreement will be governed by the laws of the State of New York and will be the valid and binding obligation of each party thereto other than the Registrant, enforceable against such party in accordance with its terms, we advise you that, in our opinion:

1. Common Stock. Assuming the issuance of the Common Stock and the terms of the offering thereof have been duly authorized, when certificates representing such Common Stock have been duly executed, issued and delivered, or the issuance of the Common Stock is reflected in direct registration on a register maintained by or on behalf of the Company for that purpose, and the Common Stock has been duly paid for in an amount not less than the par value thereof as contemplated in the Registration Statement and any prospectus supplement relating thereto, such Common Stock will be legally issued, fully paid and non-assessable.

2. Preferred Stock. Assuming the issuance and terms of the Preferred Stock and the terms of the offering thereof have been duly authorized, when (i) the certificate of designation relating to the Preferred Stock has been duly executed and filed with the office of the Secretary of State of the State of Delaware and (ii) certificates representing such Preferred Stock have been duly executed, issued and delivered, or the issuance of the Preferred Stock is reflected in direct registration on a register maintained by or on behalf of the Company for that purpose, and the Preferred Stock has been duly paid for in an amount no less than the par value thereof as contemplated in the Registration Statement and any prospectus supplement relating thereto, the Preferred Stock will be legally issued, fully paid and non-assessable.

MGT Capital Investments, Inc.

[  ], 2018

3. Debt Securities. Assuming that the issuance and terms of any Debt Securities (including any Debt Securities that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, when (i) the Indenture or supplemental indenture relating to such Debt Securities have been duly authorized, executed and delivered by all parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the terms of such Debt Securities have been duly established in accordance with the terms of the Indenture and the applicable supplemental indenture, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrant or any applicable Co-Registrant, and (iii) such Debt Securities, or certificates representing such Debt Securities, have been duly executed, authenticated, issued, paid for and delivered in accordance with the Indenture and the applicable supplemental indenture and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Debt Securities (including any Debt Securities that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) will constitute the valid and binding obligations of the Registrant.

4. Rights. Assuming that the issuance and terms of any Rights (including any Rights that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, when (i) the Rights Agreement or Rights Agreements relating to such Rights have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Rights have been duly established in accordance with the terms of the applicable Rights Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrant, and (iii) such Rights or certificates representing such Rights have been duly executed, authenticated, issued, paid for and delivered in accordance with the applicable Rights Agreement and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Rights (including any Rights that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Registrant.

5. Warrants. Assuming that the issuance and terms of any Warrants (including any Warrants that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, when (i) the Warrant Agreement or Warrant Agreements relating to such Warrants have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Warrants have been duly established in accordance with the terms of the applicable Warrant Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrant, and (iii) such Warrants, or certificates representing such Warrants, have been duly executed, authenticated, issued, paid for and delivered in accordance with the Warrant Agreement and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Registrant.

MGT Capital Investments, Inc.

[  ], 2018

6. Units. Assuming that the issuance and terms of any Units and the terms of the offering thereof have been duly authorized, when (i) the Unit Agreement or Unit Agreements relating to such Units have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Units have been duly established in accordance with the terms of the applicable Unit Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrant, and (iii) such Units, or certificates representing such Units, have been duly executed, authenticated, issued, paid for and delivered in accordance with the applicable Unit Agreement and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Units will constitute valid and binding obligations of the Registrant.

The opinions set forth above are qualified (i) by the effects of applicable laws relating to bankruptcy, insolvency, and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) with respect to the remedies of specific performance and injunctive and other forms of equitable relief, by the availability of equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (iii) by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

We do not express any opinion with respect to any law other than the law of the State of New York and the General Corporation Law of the State of Delaware. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,